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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-61853, 333-51790, 333-31548, 333-63802,
333-66096, 333-68548) and in the Registration Statements on Form S-8 (File Nos. 33-58359, 33-60437, 333-10003, 333-33249, 333-83677, 333-51906, 33-30007,
33-68208, 333-33265, 333-10005, 333-33251, 333-83669, 333-33291, 33-21241,
333-55126, 333-42371, 333-81275, 333-87967, 333-81277, 333-83673, 333-64103,
333-83681, 333-51872, 333-52202, 333-66130, 333-70310, 333-76762, 333-76766,
333-76768, 333-76770) of our report dated February 14, 2002 relating to the consolidated financial statements and financial statement schedule of Genzyme Corporation; of our report dated February 14, 2002 relating to the combined financial statements of Genzyme General; of our report dated February 14, 2002 relating to the combined financial statements of Genzyme Biosurgery; and of our report dated February 14, 2002 relating to the combined financial statements of Genzyme Molecular Oncology, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 29, 2002